Exhibit (a)(1)(iv)

Form of Notice of Withdrawal of Tender

NOTICE OF WITHDRAWAL OF TENDER

Regarding Interests in

UBS TECHNOLOGY PARTNERS, L.L.C.

Tendered Pursuant to the Offer to Purchase
Dated November 21, 2006

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
AT, AND THIS NOTICE OF WITHDRAWAL MUST BE
RECEIVED BY PFPC INC. EITHER BY MAIL OR BY
FAX BY 12:00 MIDNIGHT, NEW YORK TIME, ON
WEDNESDAY, DECEMBER 20, 2006, UNLESS THE
OFFER IS EXTENDED.

Complete This Notice Of Withdrawal And Fax Or Mail To:

UBS Alternative Investments US
c/o PFPC Inc.
P.O. Box 857
Claymont, DE 19703-9911
Attn: Tender Offer Administrator

For additional information: Phone: (877) 431-1973 Fax: (302) 793-8201 (302) 793-8202

To assure good delivery, please send this Notice of Withdrawal to PFPC Inc. and not to your Financial Advisor.

UBS TECHNOLOGY PARTNERS, L.L.C.

You are responsible for confirming that this Notice is received by PFPC Inc. To assure good delivery, please send this page to PFPC Inc. and not to your Financial Advisor.

Ladies and Gentlemen:

                     Please withdraw the tender previously submitted by the undersigned in a Letter of Transmittal.

UBS Financial Services Brokerage Account # (if applicable):/_//_/   /_//_//_//_//_/   /_//_/

FOR INDIVIDUAL INVESTORS AND JOINT TENANTS:
Signature: Print Name of Investor: Joint Tenant Signature: (If joint tenants, both must sign.) Print Name of Joint Tenant:
____________________________________________________________
(Signature of Owner(s) Exactly as Appeared on Investor Application)/Date

____________________________________________________________

____________________________________________________________
(Signature of Owner(s) Exactly as Appeared on Investor Application)/Date

____________________________________________________________

FOR OTHER INVESTORS:
Print Name of Investor: Signature: Print Name of Signatory and Title: Co-Signatory if necessary: Print Name and Title of Co-Signatory:
____________________________________________________________

____________________________________________________________
(Signature of Owner(s) Exactly as Appeared on Investor Application)/Date

____________________________________________________________

____________________________________________________________
(Signature of Owner(s) Exactly as Appeared on Investor Application)/Date

____________________________________________________________